As filed with the Securities and Exchange Commission on May 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	54-1701843
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

(804) 723-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicholas J. Pace, Esq.

Executive Vice President, General Counsel & Corporate Secretary

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

(804) 723-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joshua N. Korff

Tim Cruickshank

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Fax: (212) 446-4900

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Common Stock	—	—	—	—
Preferred Stock	—	—	—	—
Depositary Shares representing preferred stock(5)	—	—	—	—
Warrants(6).	—	—	—	—
Stock Purchase Contracts	—	—	—	—
Units(7)	—	—	—	—
Subscription Rights(8)	—	—	—	—
Total	—	—	$300,000,000	$38,940

(1)

Pursuant to General Instruction II.D of Form S-3, not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.

(2)

The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(3)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) and exclusive of accrued interest, distributions and dividends, if any. The proposed maximum offering price for each class of security will be determined from time to time in connection with the issuance of the securities registered hereunder.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.
(5)

No separate consideration will be received for the depositary shares representing shares of preferred stock issued by Owens & Minor, Inc. No separate registration fee will be paid in respect of any such depositary shares.

(6)	The warrants covered by this registration statement may be common stock warrants or preferred stock warrants.
(7)	Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(8)	The Subscription Rights to purchase shares of common stock, preferred stock or depository shares will be offered without consideration.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus may change. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 7, 2020

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Units

Subscription Rights

We may offer and sell, from time to time, in one or more offerings, of any combination of the following types of securities:

•	shares of our common stock;

•	shares of our preferred stock;

•	depositary shares;

•	warrants;

•	stock purchase contracts;

•	units;

•	subscription rights; or

•	any combination of these securities.

The securities will have an aggregate initial offering price of up to $300,000,000 or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. The securities may be offered separately or together in any combination and as separate series.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus, as applicable. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement including any documents incorporated or deemed incorporated by reference into this prospectus or any prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “OMI.” If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.

Investing in our securities involves risks. You should refer to “Risk Factors” beginning on page 2 of this prospectus and the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2020.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering to the extent required. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information contained or incorporated by reference in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement (including any information incorporated by reference therein). You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. We can provide no assurance as to any information others may provide. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to “Owens & Minor,” “our company,” “we,” “us” and “our” refer to Owens & Minor, Inc. and its subsidiaries, unless otherwise specified or unless otherwise required.

i

References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars, and financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.owens-minor.com (as noted below, the information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement).

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, including the exhibits thereto, and any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including any exhibits included with such items)):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 4, 2020, including the information specifically incorporated in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2020 and definitive additional materials filed on April 6, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the SEC on May 6, 2020;

•

our Current Reports on Form 8-K filed with the SEC on February  18, 2020 (item 1.01 only), February  19, 2020 (item 1.01 only), March  2, 2020, March  27, 2020 (item 8.01 only), April  6, 2020 and May 6, 2020 (item 5.02 and item 5.07) and our Current Report on Form 8-K/A filed with the SEC on April 9, 2020; and

•	our Form 8-A filed with the SEC on July 13, 2004, including any amendments or supplements thereto.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including any exhibits included with such items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offerings under this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Corporate Secretary, Owens & Minor, Inc., 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116, (804) 723-7000. We also make these filings available at no cost through the “SEC Filings” on our website located at www.owens-minor.com as soon as reasonably practicable after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference in this prospectus and the applicable prospectus supplement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, all forward-looking statements involve risks and uncertainties and, as a result, actual results could differ materially from those projected, anticipated or implied by these statements. Such forward-looking statements involve known and unknown risks, including, but not limited to:

•

our ability to achieve revenue and operating income goals may be affected by: COVID-19 related factors, risks and challenges, including among others, the length of time that the pandemic continues, a decrease in revenue ultimately resulting in less cash flow, longer duration in receivables collection, the need to expedite payments to important suppliers may grow, shifts in demand away from certain products we manufacture and distribute, reduced workforces which may be caused by, but not limited to, the temporary inability of the workforce to work due to illness, quarantine, or government mandates, or temporary production and distribution center and office closures due to reduced workforces or government mandates, potential resulting labor negotiations or disputes, changes in the types and numbers of businesses that compete with us, including non-traditional competitors, and the aggressiveness of that competition, and trends in elective surgeries and other healthcare spending not directly associated with COVID-19;

•	our ability to successfully close the sale of our European logistics business, Movianto, to EHDH Holding Group (EHDH);

•	competitive pressures in the marketplace, including intense pricing pressure;

•	our ability to retain existing and attract new customers in a market characterized by significant customer consolidation and intense cost-containment initiatives;

•	our dependence on sales to certain customers or the loss or material reduction in purchases by key customers;

•	our dependence on distribution of product of certain suppliers;

•	our ability to successfully identify, manage or integrate acquisitions;

•

our ability to successfully manage our international operations, including risks associated with changes in international trade regulations, foreign currency volatility, changes in regulatory conditions, deteriorating economic conditions, adverse tax consequences, and other risks of operating in international markets;

•	uncertainties related to and our ability to adapt to changes in government regulations, including healthcare laws and regulations;

•	risks arising from possible violations of legal, regulatory or licensing requirements of the markets in which we operate;

•	uncertainties related to general economic, regulatory and business conditions;

•	our ability to successfully implement our strategic initiatives;

•	the availability of and modifications to existing supplier funding programs and our ability to meet the terms to qualify for certain of these programs;

•	the effect of price volatility in the commodities markets, including fuel price fluctuations, on our operating costs and supplier product prices;

•	our ability to adapt to changes in product pricing and other terms of purchase by suppliers of product;

•	the ability of customers and suppliers to meet financial commitments due to us;

•	changes in manufacturer preferences between direct sales and wholesale distribution;

•	changing trends in customer profiles and ordering patterns and our ability to meet customer demand for additional value-added services;

•	our ability to manage operating expenses and improve operational efficiencies in response to changing customer profiles;

•	our ability to meet performance targets specified by customer contracts under contractual commitments;

•	availability of and our ability to access special inventory buying opportunities;

•	the ability of business partners and financial institutions to perform their contractual responsibilities;

•

our ability to continue to obtain financing, obtain financing at reasonable rates and to manage financing costs and interest rate risk, and our ability to refinance, extend or repay our substantial indebtedness;

•

the risk that information systems are interrupted or damaged or fail for any extended period of time, that new information systems are not successfully implemented or integrated, or that there is a data security breach in our information systems;

•	the risk that a decline in business volume or profitability could result in an impairment of goodwill or other long-lived assets;

•	our ability to timely or adequately respond to technological advances in the medical supply industry;

•	the costs associated with and outcome of outstanding and any future litigation, including product and professional liability claims;

•	adverse changes in U.S. and foreign tax laws and the outcome of outstanding tax contingencies and legislative and tax proposals;

•	our ability to successfully implement the expense reduction and productivity and efficiency increasing initiatives;

•	our ability to continue to comply with the terms and conditions of Byram Healthcare’s Corporate Integrity Agreement;

•	the potentially adverse impact of the United Kingdom’s withdrawal from the European Union; and

•

other factors detailed from time to time in the reports we file with the SEC, including those described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, and as updated and supplemented by our Current Report on Form 8-K filed with the SEC on March 27, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

We undertake no obligation to update or revise any forward-looking statements, except as required by applicable law.

OUR COMPANY

Overview

Owens & Minor, Inc. and subsidiaries, a Fortune 500 company headquartered in Richmond, Virginia, is a leading global healthcare solutions company with integrated technologies, products and services aligned to deliver significant and sustained value for healthcare providers, manufacturers and directly to patients across the continuum of care. Our teammates serve healthcare industry customers in over 70 countries, by providing quality products and helping to reduce total costs across the healthcare supply chain by optimizing point-of care performance, freeing up capital and clinical resources and managing contracts to optimize financial performance. The description of our business should be read in conjunction with the consolidated financial statements and supplementary data included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Founded in 1882, Owens & Minor was incorporated in 1926 and has operated continuously from its Richmond, Virginia headquarters. Through organic growth and acquisitions over many years, we significantly expanded and strengthened our company, achieving international scale in the healthcare market. Today, we have distribution, production, customer service and sales facilities located across Asia, Europe, Latin America and the United States.

On April 30, 2018, we acquired substantially all of Avanos Medical, Inc.’s (Avanos, previously Halyard Health, Inc.) Surgical and Infection Prevention (S&IP) business, the name “Halyard Health” (and all variations of that name and related intellectual property rights) and its information technology (IT) systems. The Halyard business is a leading global provider of medical supplies and solutions for the prevention of healthcare associated infections across acute care and non-acute care markets.

On April 6, 2020, we entered into a purchase agreement to sell our European logistics business, Movianto, to EHDH Holding Group (EHDH), a privately held French company. The divestiture is intended to provide us with a greater ability to focus on and invest in our differentiated products, services and U.S. distribution businesses. See Note 3, “Discontinued Operations,” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for further information.

Corporate Information

Founded in 1882, Owens & Minor, Inc. was incorporated in 1926 in Richmond, Virginia. Our executive and administrative offices are located at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116. Our telephone number is (804) 723-7000. Our website is located at www.owens-minor.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for the repayment of indebtedness and/or for general corporate and working capital purposes.

GENERAL DESCRIPTION OF SECURITIES THAT MAY BE SOLD

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, stock purchase contracts, warrants, stock purchase agreements and units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement as applicable.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of, and is qualified in its entirety by, our amended and restated articles of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $2.00 per share, and 10,000,000 shares of cumulative preferred stock, par value $100.00 per share. As of March 6, 2020, 63,050,091 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Common Stock

Dividends

Subject to the rights of any series of preferred stock that we may issue, the holders of common stock may receive dividends when, as and if declared by our board of directors, out of our assets legally available therefor.

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote generally, including the election or removal of directors. In uncontested elections, directors are elected by a majority of the votes cast in the election for such director nominee. The holders of our common stock do not have cumulative voting rights in the election of directors. The affirmative vote of more than two-thirds of the outstanding shares of common stock is required for certain amendments to our amended and restated articles of incorporation and the approval of mergers, statutory share exchanges, certain sales or other dispositions of assets outside the usual and regular course of business, conversions, domestications and dissolutions. All other matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter.

Liquidation Rights

Upon our dissolution, liquidation or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of shares of our preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

Other Rights

Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. Shares of our common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to shares of our common stock. The rights, powers, preferences and privileges of holders of shares of our common stock will be subject to those of the holders of any shares of our preferred stock that we may authorize and issue in the future.

The transfer agent and registrar for shares of our common stock is Computershare.

Our common stock is listed on the New York Stock Exchange under the symbol “OMI.”

Preferred Stock

Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of shares of preferred stock (including shares of convertible preferred stock). Unless required by law or by the New York Stock Exchange, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of shares of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including:

•	the rate of dividend, the time of payment and the dates from which any dividends shall be cumulative and the extent of participation rights, if any;

•	any right to vote with holders of shares of any other series or class and any right to vote as a class either generally or as a condition to specified corporate action, subject to certain limitations;

•	the price at which and the terms and conditions upon which shares may be redeemed;

•	the amount payable upon shares in the event of involuntary or voluntary liquidation;

•	sinking fund provisions of the redemption or purchase of shares, if any; and

•	the terms and conditions upon which shares may be converted, if the shares of any series are issued with the privilege of conversion.

Anti-Takeover Provisions

Certain provisions in our amended and restated articles of incorporation and our amended and restated bylaws, as well as certain provisions of Virginia law, may make more difficult or discourage a takeover of our business or removal of our incumbent directors or officers.

Certain Provisions of Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Election and Removal of Directors; Vacancies. Each of our directors is elected by the vote of a majority of the votes cast at any meeting of shareholders for the election of directors at which a quorum is present, provided that if the number of director nominees at such meeting exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast. Under our amended and restated bylaws, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

Our directors are elected for one-year terms and can be removed, with or without cause, if the number of votes cast for removal at a shareholder meeting called for that purpose at which a quorum is present constitutes a majority of the votes entitled to be cast at an election of directors. Our amended and restated bylaws currently provide that the total number of directors is 8. The number of directors may be increased or decreased by amendment of our amended and restated bylaws.

Vacancies in the board may be filled by shareholders or by the board. Subject to the rights of any preferred stock, any vacancy on our board of directors resulting from any death, resignation, retirement, disqualification, removal from office or newly created directorship resulting from an increase in the authorized number of directors or otherwise may be filled by majority vote of the remaining directors then in office, even if less than a quorum, or shareholders.

Special Meetings of Shareholders. Special meetings of shareholders may be called at any time and from time to time only by the chairman of our board of directors, our chief executive officer or by a majority of the board of directors.

Advance Notice Requirements for Shareholder Director Nominations and Shareholder Business. Our amended and restated bylaws require that advance notice of shareholder director nominations and shareholder business for annual meetings be made in writing and given to our corporate secretary, together with certain specified information, not later than 120 days before the anniversary of the immediately preceding annual meeting of shareholders, subject to other timing requirements as specified in our amended and restated bylaws.

Authorized but Unissued Capital Stock. Our amended and restated articles of incorporation currently authorize more capital stock than we have issued. The listing requirements of the New York Stock Exchange, which will apply so long as our common stock remains listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of then-outstanding voting power or then-outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Certain Provisions of Virginia Law

Control Share Acquisitions Statute. Virginia law contains provisions relating to “control share acquisitions,” which are transactions causing the voting power of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Under Virginia law, shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares entitled to vote in the election of directors other than those held by the acquiring person or held by any officer or employee director of the corporation, unless at the time of any control share acquisition, the articles of incorporation or bylaws of the corporation provide that this statute does not apply to acquisitions of its shares. An acquiring person that owns 5% or more of the corporation’s voting stock may require that a special meeting of the shareholders be held, within 50 days of the acquiring person’s request, to consider the grant of voting rights to the shares acquired or to be acquired in the control share acquisition. If voting rights are not granted and the corporation’s articles of incorporation or bylaws permit, the acquiring person’s shares may be redeemed by the corporation, at the corporation’s option, at a price per share equal to the acquiring person’s cost. Unless otherwise provided in the corporation’s articles of incorporation or bylaws, the Virginia law grants appraisal rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation’s voting shares. As permitted by Virginia law, we have opted out of the Virginia anti-takeover law regulating control share acquisitions.

Affiliated Transactions Statute. Virginia law also contains provisions governing “affiliated transactions.” An affiliated transaction is generally defined as a merger, a share exchange, a material disposition of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a holder of more than 10% of any class of the corporation’s outstanding voting shares (a “10% holder”) or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than 5%. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with any 10% holder for a period of three years following the date that such person became a 10% holder unless (1) the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the 10% holder, approve the affiliated transaction or (2) before the date the person became a 10% holder, the board of directors approved the transaction that resulted in the shareholder becoming a 10% holder. Virginia law permits corporations to opt out of the affiliated transactions provisions. We have not opted out of the Virginia anti-takeover law regulating affiliated transactions.

Shareholder Action by Unanimous Consent. Virginia law provides that, unless provided otherwise in a Virginia corporation’s articles of incorporation, any action that could be taken by shareholders at a meeting may be taken, instead, without a meeting and without notice if a consent in writing is signed by all the shareholders entitled to vote on the action. Our amended and restated articles of incorporation do not include a provision that permits shareholders to take action without a meeting other than by unanimous written consent.

Limitations on Liability and Indemnification of Officers and Directors

Virginia law permits, and our amended and restated articles of incorporation provide for, the indemnification of our directors and officers with respect to certain liabilities and expenses imposed upon them in connection with any civil, criminal or other proceeding by reason of having been a director or officer of our company. This indemnification does not apply in the case of willful misconduct or a knowing violation of the criminal law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy and is unenforceable.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary does not contain all of the information that may be important to you. The complete terms of the depositary shares will be set forth in the deposit agreement and depositary receipt for the applicable depositary shares. The forms of deposit agreement and related depositary receipt that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The particular terms of any depositary shares and the related depositary receipts and deposit agreement will be described in the applicable prospectus supplement. You should read the deposit agreement and the depositary receipt. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional shares of preferred stock of any class or series rather than full preferred shares. If we do, we will deposit preferred stock of such class or series with a bank, trust company or other financial institution as depositary, with respect to such deposit agreement (the “Depositary”) and cause such Depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred stock.

The preferred stock represented by depositary shares will be deposited under a separate deposit agreement between us and the applicable Depositary. Subject to the terms of the deposit agreement, each holder of a depositary receipt issued under that deposit agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred stock represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).

The applicable prospectus supplement relating to the depositary shares offered thereby will set forth their specific terms, including, when applicable:

•

the terms of the class or series of preferred stock deposited by us under the related deposit agreement, the number of such depositary shares and the fraction of one share of such preferred stock represented by one such depositary share;

•	whether such depositary shares will be listed on any securities exchange; and

•	any other specific terms of such depositary shares and the related deposit agreement.

Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related deposit agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the Depositary may require payment of any tax or other governmental charge payable in connection therewith.

Pending the preparation of definitive depositary receipts, the Depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Depositary will distribute all cash distributions received in respect of the deposited preferred shares to the record holders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date. The Depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Depositary for distribution to record holders of those depositary receipts.

In the event of a distribution in property other than in cash, the Depositary will distribute property received by it to the record holders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date. If, however, the Depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Depositary on account of taxes.

Redemption and Repurchase of Preferred Stock

If we redeem a class or series of preferred stock represented by depositary shares, the Depositary will redeem the depositary shares from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred stock so redeemed. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the Depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed. If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the Depositary.

Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred stock represented by depositary shares is subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by the holders thereof to the Depositary with written instructions to the Depositary to instruct us to repurchase the preferred stock represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of shares of such preferred stock from the Depositary, who in turn will repurchase such depositary receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred stock. The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of Preferred Stock

Except as may be otherwise provided in the applicable prospectus supplement, any holder of depositary receipts, upon surrender of the depositary receipts at the applicable office or agency of the Depositary (unless the related depositary shares have previously been called for redemption), subject to the terms of the deposit agreement, may demand delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary receipts. Partial shares of preferred stock will not be issued. Holders shall only be entitled to request the withdrawal of one or more whole shares of the related preferred stock and must surrender depositary receipts evidencing depositary shares that in turn represent such whole shares of preferred stock. Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement, but holders of such whole shares of preferred stock will not thereafter be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such class or series of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the relevant class or series of preferred stock) may instruct the Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Conversion and Exchange of Preferred Stock

If the preferred stock represented by depositary shares is exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred stock held by the Depositary, the Depositary will exchange as of the same date a number of such depositary shares representing such preferred stock so exchanged, provided we shall have issued and delivered to the Depositary the securities for which such preferred stock is to be exchanged. The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred stock represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the Depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred stock, cash in lieu of any fractional share). Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred stock. The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per share of preferred stock multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of Deposit Agreement

Unless otherwise provided in this prospectus, the applicable prospectus supplement or as required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any deposit agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under “—Withdrawal of Preferred Stock.” Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares issued thereunder have been redeemed or repurchased by us;

•	each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn; or

•

there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock or arising in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges, including any fee for withdrawal of their shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment by us of a successor Depositary and its acceptance of such appointment. The successor Depositary must be a bank, trust company or other financial institution selected by us having an office in the United States and otherwise meeting the requirements of the deposit agreement.

Miscellaneous

The Depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the Depositary and which are intended for delivery to holders of the deposited preferred stock.

Neither the Depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of us and the Depositary under the deposit agreement will be limited to performance of our respective duties thereunder in good faith and without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred stock unless satisfactory indemnity is furnished. We and any Depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

The following is a summary of the general terms of warrants we may issue (either separately or together with other securities) and that we may offer and sell. We may issue warrants to purchase common stock or preferred stock or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. The warrants are to be issued under warrant agreements (“warrant agreements”) each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issuance of warrants. The particular terms of any warrants and the related warrant agreement as well as the identity of the warrant agent will be described in the applicable prospectus supplement. The form of warrant agreement, including the form of certificate representing the applicable warrants (“warrant certificate”) that will be entered into with respect to a particular offering of warrants will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the warrant agreements and warrants and the summary of some of the terms of the particular warrant agreement and warrants described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate, and you should read those documents for provisions that may be important to you. To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

General

The applicable prospectus supplement will include some or all of the following terms of the warrants to be offered:

•	the title and aggregate number of the applicable warrants;

•

the designation, number (or amount) and terms of shares of common stock or preferred stock, as the case may be, that may be purchased upon exercise of each warrant and the procedures that will result in the adjustment of those numbers;

•	the exercise price, or the manner of determining the price, at which the shares of common stock or preferred stock, as the case may be, may be purchased upon exercise of each warrant;

•	if other than cash, the property and manner in which the exercise price for the warrants may be paid;

•	any minimum or maximum number of warrants that are exercisable at any one time;

•	the dates or periods during which the warrants may be exercised;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable; and

•	any other terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of shares of common stock or preferred stock, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement. Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of common stock or preferred stock warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may offer stock purchase contracts either separately or together with other securities offered hereby. The following description of the stock purchase contracts provides certain general terms and provisions of the stock purchase contracts to which any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of any stock purchase contracts and, if applicable, any prepaid securities (as defined below), the stock purchase contract and, if applicable, any related pledge or depositary agreement relating to any particular offering of stock purchase contracts. The form of stock purchase contract and, if applicable, the form of any related pledge or depositary agreement relating to any particular offering of stock purchase contracts will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the stock purchase contracts and the summary of some of the terms of the particular stock purchase contracts and, if applicable, any related pledge or depositary agreements contained in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular stock purchase contracts or stock purchase units, as the case may be, and any related pledge or depositary agreement, and you should read those documents for provisions that may be important to you.

Stock purchase contracts may include contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of shares of our common stock at a future date or dates. The consideration per share and the number of shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula in the stock purchase contracts and may be subject to adjustment under anti-dilution or other formulas or provisions. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and other securities that may be sold by us pursuant to this prospectus, debt obligations of third parties (including U.S. Treasury securities) or any combination of the foregoing, which may secure the holders’ obligations to purchase the common shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holders’ obligations under the original stock purchase contract.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;

•	the terms of the unit agreement governing the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

•	the U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue units, and you should read those documents for provisions that may be important to you.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights to purchase securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the shares of common stock or shares of preferred stock or depositary shares;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any series of common stock, preferred stock, depository shares, warrants, stock purchase contracts, units and subscription rights being offered directly to underwriters or dealers for resale to the public or to institutional investors, directly to institutional investors, directly to purchasers or to a single purchaser, through agents, brokers or dealers to the public or to institutional investors, or through a combination of any of these methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, at prices related to prevailing market prices or at negotiated prices. The applicable prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 under the Securities Act rather than pursuant to this prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this Registration Statement.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may also sell securities upon the exercise of rights that may be distributed to security holders.

Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may authorize underwriters, dealers or other persons acting as agents for them to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contract will be subject to any conditions set forth in the prospectus supplement and the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or our agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform other services for us, in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York, will issue an opinion about certain legal matters with respect to the securities offered hereby as to New York law, and Hunton Andrews Kurth LLP, Richmond, Virginia, as to Virginia law. Any underwriters or agents will be advised about other issues relating to any offering by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Owens & Minor, Inc. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 and 2018 consolidated financial statements refers to a change in method of accounting for leases related to the adoption of Financial Accounting Standards Board Accounting Standards Update 2016-02, Leases (Topic 842).

$300,000,000

Owens & Minor, Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Units

Subscription Rights

PROSPECTUS

The date of this prospectus is                 , 2020.

We have not authorized anyone to provide you with different information. We can provide no assurance as to any information others may provide. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$38,940
FINRA filing fee	0
Printing expense	(1)
Accounting fees and expense	(1)
Legal fees and expense	(1)
Trustee’s fees and expenses	(1)
Miscellaneous expenses	(1)

Total	$38,940

(1)

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) establishes a statutory limit on liability of directors and officers of a Virginia corporation for damages assessed against it in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes the corporation to specify a lower monetary limit on liability (including the elimination of liability) in its articles of incorporation or shareholder-approved bylaws; however, the liability of a director or an officer director shall not be limited if such director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including any unlawful insider trading or manipulation of the market for any security.

Under the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director or an officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or an officer of the corporation, and further provides that a Virginia corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by the corporation’s articles of incorporation or shareholder-approved bylaws, except an indemnity against willful misconduct or a knowing violation of criminal law.

The VSCA permits a corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, and incurred in his or her capacity as, a director or an officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under Virginia law.

The Owens & Minor, Inc. amended and restated articles of incorporation eliminates the liability of its directors and officers to the company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, except in the case of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Owens & Minor, Inc. is required to indemnify its directors and officers in connection with any proceeding brought upon such director or officer by reason of having been a director or officer unless he or she engaged in willful misconduct or a knowing violation of the criminal law. In addition, the company’s articles of incorporation requires it to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding or a final determination as to the availability of indemnification if the director or officer furnishes to the company a written statement of his or her good faith belief that he or she has met the relevant standard of conduct and a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct.

Owens & Minor, Inc. carries insurance on behalf of its directors and officers.

Item 16. Exhibits.

Reference is made to the attached Exhibit Index which is incorporated in this Item 16 by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-09810) dated July 29, 2008)

4.2	Amended and Restated Bylaws of the Company, as adopted on April 3, 2020 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-09810) dated April 6, 2020)

4.3**	Certificate of Designations of Cumulative Preferred Stock

4.4**	Form of Deposit Agreement for Depositary Shares

4.5**	Form of Depositary Receipt (included in Exhibit 4.8 hereto)

4.6**	Form of Stock Purchase Contract Agreement

4.7**	Form of Stock Purchase Contract

4.8**	Form of Warrant Agreement

4.9**	Form of Warrant Certificate

4.10**	Form of Unit Agreement

4.11**	Form of Unit

5.1*	Opinion of Kirkland & Ellis LLP

5.2*	Opinion of Hunton Andrews Kurth LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 hereto)

23.3*	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.2 hereto)

24.1*	Powers of Attorney (included on signature pages hereto)

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Hanover, Commonwealth of Virginia on the 7th day of May, 2020.

OWENS & MINOR, INC.

By:	/s/ Edward A. Pesicka
Edward A. Pesicka President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Edward A. Pesicka, Andrew G. Long and Nicholas J. Pace, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 7th day of May, 2020.

	Signature	Title

By:	/s/ Edward A. Pesicka Edward A. Pesicka	President, Chief Executive Officer and Director

By:	/s/ Andrew G. Long Andrew G. Long	Chief Financial Officer

By:	/s/ Robert C. Sledd Robert C. Sledd	Chairman of the Board of Directors

By:	/s/ Mark A. Beck Mark A. Beck	Director

By:	/s/ Gwendolyn M. Bingham Gwendolyn M. Bingham	Director

	Signature	Title

By:	/s/ Robert J. Henkel Robert J. Henkel	Director

By:	/s/ Mark F. McGettrick Mark F. McGettrick	Director

By:	/s/ Eddie N. Moore, Jr. Eddie N. Moore, Jr.	Director

By:	/s/ Michael C. Riordan Michael C. Riordan	Director